UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

PUREBASE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8631State Highway 124 Ione, California	95640
(Address of principal executive offices)	(Zip Code)

(209) 274-9143

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Purebase Corporation ( the “Company”) previously reported in its Annual Reports on Form 10-K that it had entered into an assignment of lease for mineral rights (the “Lease”) with U.S. Mine Corporation, a Nevada company and a significant stockholder of the Company (“USMC”), as assignor, pursuant to which PureBase Ag, a Nevada corporation and wholly-owned subsidiary of the Company, acquired mining rights to approximately 2,500 acres located on the western side of the Weepah Hills in the Mount Diablo Meridian area of Esmeralda County, Nevada (the “Esmeralda Project”), granted by the Bureau of Land Management. In connection with such assignment, the Company assumed the obligation to make annual lease payments and pay other ongoing fees and expenses relating to the development of the Esmeralda Project. The Company became aware that the assignment of the Lease from USMC to PureBase Ag was not effectuated and, to the Company’s knowledge, the rights and obligations under the Lease remain with USMC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREBASE CORPORATION

Date: January 24, 2025	By:	/s/ A. Scott Docktor
	Title:	Chief Executive Officer